Exhibit 99-1

Onity Group Inc.

ONITY GROUP ANNOUNCES THIRD QUARTER 2024 RESULTS

●	Net income of $21 million and diluted EPS of $2.65; return on equity of 19%

●	Adjusted pre-tax income of $35 million, resulting in adjusted pre-tax return on equity of 31%

●	Executed several transactions to facilitate corporate debt refinancing, resulting in a debt-to-equity ratio of 2.9x as of September 30, 2024, compared to 3.9x in fourth quarter 2023

●	$18 billion in total servicing additions ($8 billion in subservicing additions)

●	Book value per share improved to $59.50 as of September 30, 2024

West Palm Beach, FL – (November 5, 2024) – Onity Group Inc. (NYSE: ONIT) (“Onity” or the “Company”), a leading non-bank mortgage servicer and originator, today announced its third quarter 2024 results and provided a business update.

The Company reported GAAP net income of $21 million for the third quarter with an adjusted pre-tax income of $35 million (see “Note Regarding Non-GAAP Financial Measures” below).

“The Onity platform continued to deliver strong results in the third quarter marked by the highest quarterly adjusted pre-tax income and return on equity in the past three years,” said Onity Group Chair, President and CEO Glen Messina. “The execution of our strategy and financial objectives is driving growth in volume across all originations channels, strong subservicing additions, and significant improvement in our debt-to-equity ratio, which is expected to support future income and cash flow. Through our industry-leading breadth of capabilities, we executed multiple transactions that successfully positioned us to reduce and refinance our corporate debt at lower all-in cost. With our powerful operating performance, underpinned by a balanced business and effective hedging, we are well positioned to capture substantial upside in share price performance.”

Additional Third Quarter 2024 Operating and Business Highlights

●	Successfully priced $500 million of senior notes due 2029, expected to close into escrow on November 6, 2024, with proceeds released from escrow upon closing of the sale of our 15% interest in MSR Asset Vehicle LLC (MAV) and used to retire higher cost Onity debt and replace PMC high yield debt, thereby reducing interest expense and improving income by approximately $14 million annually

●	Originations volume of $8.5 billion, up 23% compared to the second quarter 2024, demonstrating MSR replenishment capability

●	Increased funded recapture volume by 52% compared to the second quarter 2024

●	Reduced MSR and Corporate debt by $182 million in 2024 year to date

●	Total liquidity improved to $299 million as of September 30, 2024

●	Impact of our MSR hedging strategy resulted in a net gain of $10 million

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Webcast and Conference Call

Onity will hold a conference call on Tuesday, November 5, 2024, at 8:30 a.m. (ET) to review the Company’s third quarter 2024 operating results and to provide a business update. A live audio webcast and slide presentation for the call will be available by visiting the Shareholder Relations page at onitygroup.com. Participants can access the conference call by dialing (800) 343-5172 or (203) 518-9856 approximately 10 minutes prior to the call; please reference the conference ID “Onity.” A replay of the conference call will be available via the website approximately two hours after the conclusion of the call. A telephonic replay will also be available approximately three hours following the call’s completion through November 19, 2024 by dialing (844) 512-2921 or (412) 317-6671; please reference access code 11157248.

About Onity Group

Onity Group Inc. (NYSE: ONIT) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988. For additional information, please visit onitygroup.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding the expected closing into escrow of our notes offering, the expected closing of the sale of our ownership interest in MAV, the expected use of proceeds from our notes offering to redeem our senior corporate notes and anticipated reduction in interest expense and any upside in share price performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the timing for receipt of final regulatory approval to consummate the sale of our ownership interest in MAV; the date on which we will break escrow following the closing of our senior corporate debt refinancing, receive the proceeds of the refinancing, and redeem our senior corporate notes, all of which are conditioned on the closing of the MAV sale described above; the future of our ownership position in MAV and the extent to which MAV will continue to generate a favorable return on our investment in the event we do not consummate the MAV sale; the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of U.S. and global political events, changes in monetary and fiscal policy, and other sources of instability; the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, future draws on existing reverse loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; our ability to interpret correctly and comply with current or future liquidity, net worth and other financial and other requirements of regulators, the Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), and the Government National Mortgage Association (Ginnie Mae), including our ability to implement a cost-effective response to Ginnie Mae’s risk-based capital requirements by the extended deadline granted to us by Ginnie Mae of May 1, 2025; our ability to timely reduce operating costs, or generate offsetting revenue, in proportion to the industry-wide decrease in originations activity; the impact of cost-reduction initiatives on our business and operations; the impact of our rebranding initiative; the amount of senior debt or common stock that we may repurchase under any repurchase programs, the timing of such repurchases, and the long-term impact, if any, of repurchases on the trading price of our securities or our financial condition; breach or failure of Onity’s, our contractual counterparties’, or our vendors’ information technology or other security systems or privacy protections, including any failure to protect customers’ data, resulting in disruption to our operations, loss of income, reputational damage, costly litigation and regulatory penalties; our reliance on our technology vendors to adequately maintain and support our systems, including our servicing systems, loan originations and financial reporting systems, and uncertainty relating to our ability to transition to alternative vendors, if necessary, without incurring significant cost or disruption to our operations; the future of our long-term relationship with Rithm Capital Corp. (Rithm); our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; increased servicing costs based on increased borrower delinquency levels or other factors; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae, to our regulatory engagements and litigation matters; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2023. Anyone wishing to understand Onity’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Note Regarding Non-GAAP Financial Measures

This press release contains references to adjusted pre-tax income (loss) and adjusted pre-tax return on equity, non-GAAP financial measures.

We believe these non-GAAP financial measure provides a useful supplement to discussions and analysis of our financial condition, because they are measures that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that this presentation may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP pre-tax income (loss) or GAAP pre-tax return on equity nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax return on equity and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Onity’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax return on equity.

Notables

In the table below, we adjust GAAP pre-tax income for the following factors: MSR valuation adjustments, expense notables, and other income statement notables. MSR valuation adjustments are comprised of changes to Forward MSR and Reverse mortgage valuations due to rates and assumption changes. Expense notables include significant legal and regulatory settlement expenses, severance and retention costs, LTIP stock price changes, consolidation of office facilities and other expenses (such as costs associated with strategic transactions). Other income statement notables include non-routine transactions that are not categorized in the above.

(Dollars in millions)		Q3’24	Q2’24
I	Reported Net Income	21	11
	A. Income Tax Benefit (Expense)	(6)	(3)
II	Reported Pre-Tax Income [I – A]	28	14
	Forward MSR Valuation Adjustments due to rates and assumption changes, net (a)(b)(c)	(1)	(13)
	Reverse Mortgage Fair Value Change due to rates and assumption changes (b)(d)	6	(3)
III	Total MSR Valuation Adjustments due to rates and assumption changes, net	4	(16)
	Significant legal and regulatory settlement expenses	(6)	2
	Severance and retention (e)	(0)	(1)
	LTIP stock price changes (f)	(1)	1
	Office facilities consolidation	(0)	0
	Other expense notables (g)	0	(1)
	B. Total Expense Notables	(7)	1
	C. Other Income Statement Notables (h)	(5)	(3)
IV	Total Other Notables [B + C]	(12)	(2)
V	Total Notables (i) [III + IV]	(8)	(18)
VI	Adjusted Pre-Tax Income [II – V]	35	32

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a)	MSR Valuation Adjustments that are due to changes in market interest rates, valuation inputs or other assumptions, net of overall fair value gains / (losses) on MSR hedge, including FV changes of Pledged MSR liabilities associated with MSR transferred to MAV, Rithm and others and ESS financing liabilities that are due to changes in market interest rates, valuation inputs or other assumptions, a component of MSR valuation adjustment, net

b)	The changes in fair value due to market interest rates were measured by isolating the impact of market interest rate changes on the valuation model output as provided by our third-party valuation expert

c)	Beginning with the three months ended March 31, 2023, for purposes of calculating Income Statement Notables and Adjusted Pre-Tax Income (Loss), we changed the methodology used to calculate MSR Valuation Adjustments due to rates and assumption changes to exclude actual-to-model variances of realization of cash flows, or runoff; the presentation of past periods has been conformed to the current presentation; if we had used the methodology employed prior to Q1’23, Forward MSR Valuation Adjustments due to rates and assumption changes, net would have been $2M for Q2’24, and $4M for Q3’24; Adj PTI (Loss) would have been $17M for Q2’24, $30M for Q3’24; see section titled “Note Regarding Non-GAAP Financial Measures” for more information

d)	FV changes of loans HFI and HMBS related borrowings due to market interest rates and assumptions, a component of gain on reverse loans held for investment and HMBS-related borrowings, net

e)	Severance and retention due to organizational rightsizing or reorganization

f)	Long-term incentive program (LTIP) compensation expense changes attributable to stock price changes during the period

g)	Includes costs associated with but not limited to our corporate rebranding in June 2024 and other strategic initiatives

h)	Contains non-routine transactions including but not limited to gain on debt extinguishment, and fair value assumption changes on other investments recorded in other income/expense

i)	Certain previously presented notable categories with nil numbers for each period shown have been omitted

Adjusted Pre-Tax Income ROE Calculation

(Dollars in millions)		Q3’24	Q2’24
I	Reported Net Income	21	11
II	Notable Items	(8)	(18)
III	Income Tax Benefit (Expense)	(6)	(3)
IV	Adjusted Pre-Tax Income (Loss) [I – II – III]	35	32
V	Annualized Adjusted Pre-tax Income [IV * 4]	141	127
	Equity
	A Beginning Period Equity	446	432
	C Ending Period Equity	468	446
	D Equity Impact of Notables	8	18
	B Adjusted Ending Period Equity [C + D]	476	464
VI	Average Adjusted Equity [(A + B) / 2]	461	448
VII	Adjusted Pre-Tax Income ROE [V / VI]	30.6%	28.3%

Condensed Consolidated Balance Sheets

Assets (Dollars in millions)	September 30, 2024	June 30, 2024
Cash and cash equivalents	201.6	203.1
Restricted cash	78.5	46.3
Mortgage servicing rights (MSRs), at fair value	2,223.6	2,327.7
Advances, net	522.7	550.6
Loans held for sale	1,197.7	1,107.0
Loans held for investment, at fair value	8,331.5	8,227.8
Receivables, net	172.2	153.4
Investment in equity method investee	30.6	31.3
Premises and equipment, net	11.7	12.3
Other assets	95.8	84.3
Contingent loan repurchase asset	360.9	341.0
Total Assets	13,226.7	13,084.7

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Liabilities & Stockholders’ Equity (Dollars in millions)	September 30, 2024	June 30, 2024
Home Equity Conversion Mortgage-Backed Securities (HMBS) related borrowings, at fair value	8,132.5	8,035.4
Other financing liabilities, at fair value	826.2	845.9
Advance match funded liabilities	377.2	405.0
Mortgage loan financing facilities, net	1,355.9	1,190.5
MSR financing facilities, net	804.8	927.7
Senior notes, net	535.1	555.2
Other Liabilities	366.0	337.9
Contingent loan repurchase liability	360.9	341.0
Total Liabilities	12,758.5	12,638.4
Total Stockholders’ Equity	468.2	446.2
Total Liabilities and Stockholders’ Equity	13,226.7	13,084.7

Condensed Consolidated Statements of Operations

	Three Months Ended
(Dollars in millions)	September 30, 2024	June 30, 2024
Revenue
Servicing and subservicing fees	211.1	210.8
Gain on reverse loans held for investment and HMBS-related borrowings, net	18.0	8.5
Gain on loans held for sale, net	25.8	16.5
Other revenue, net	10.8	10.6
Total revenue	265.7	246.4
MSR valuation adjustments, net	(31.5)	(32.7)
Operating expenses
Compensation and benefits	59.5	55.0
Servicing and origination	11.1	13.9
Technology and communications	13.2	13.0
Professional services	17.3	10.7
Occupancy, equipment and mailing	7.9	7.5
Other expenses	3.4	3.9
Total operating expenses	112.4	104.0
Other income (expense)
Interest income	24.5	22.5
Interest expense	(74.2)	(73.1)
Pledged MSR liability expense	(42.3)	(46.1)
Earnings of equity method investee	0.8	3.1
Gain on extinguishment of debt	0.3	-
Other, net	(3.3)	(2.7)
Other income (expense), net	(94.1)	(96.2)
Income before income taxes	27.6	13.5
Income tax expense	6.3	3.0
Net Income	21.4	10.5
Basic EPS	$2.72	$1.34
Diluted EPS	$2.65	$1.33

For Further Information Contact:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@onitygroup.com

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